Exhibit 10.1
EXECUTION VERSION

XO HOLDINGS, INC.

STOCK PURCHASE AGREEMENT

7.00% Convertible Preferred Stock
9.50% Perpetual Preferred Stock
Dated as of July 25, 2008

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TABLE OF CONTENTS
(continued)

Page
6.8. Waivers and Amendments	15

6.9. Governing Law	15

6.10. Severability	15

6.11. Titles and Headings	15

6.12. Signatures and Counterparts	15

6.13. Enforcement of the Agreement	16

6.14. Construction	16

EXHIBIT A	—	Form of Certificate of Designation for Convertible Preferred Stock

EXHIBIT B	—	Form of Certificate of Designation for Perpetual Preferred Stock

EXHIBIT C	—	Form of Opinion of Counsel to the Company

EXHIBIT D	—	Form of Registration Rights Agreement

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STOCK PURCHASE AGREEMENT
     THIS STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of July 25, 2008 by and between XO HOLDINGS, INC., a Delaware corporation (the “Company”) and the entities listed on the signature pages hereto under the caption “Purchasers” (each such entity, a “Purchaser” and collectively, the “Purchasers”).
W I T N E S S E T H:
     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company wishes to sell to the Purchasers and the Purchasers wish to purchase from the Company an aggregate of 555,000 shares of the Company’s 7.00% Class B Convertible Preferred Stock (the “Convertible Preferred Stock”); and
     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company wishes to sell to the Purchasers and the Purchasers wish to purchase from the Company an aggregate of 225,000 shares of the Company’s 9.50% Class C Perpetual Preferred Stock (the “Perpetual Preferred Stock” and together with the Convertible Preferred Stock, the “Preferred Stock”); and
     WHEREAS, the Purchasers and the Company desire to provide for the purchase and sale of the Convertible Preferred Stock and Perpetual Preferred Stock and to establish certain rights and obligations in connection therewith.
     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:
1. ISSUANCE AND SALE OF PREFERRED STOCK.
1.1. Issuance, Purchase and Sale.
     Upon the terms and subject to the conditions set forth herein, at the Closing (as defined below) the Company shall sell to the Purchasers, and the Purchasers shall purchase from the Company, (a) the Convertible Preferred Stock for an aggregate purchase price of $555,000,000, which will be satisfied through the delivery to the Company by the Purchasers for cancellation all of their right, title and interest in the Company’s senior indebtedness set forth on Schedule 1.1, which represents all of such indebtedness held by the Purchasers and their Affiliates, together with all rights to receive principal, interest and other payments with respect thereto, (the “Tendered Company Debt”) free and clear of all liens, charges and other encumbrances of any kind and payment of the remaining balance of such purchase price in cash, and (b) the Perpetual Preferred Stock for an aggregate purchase price of $225,000,000 in cash (collectively, the “Purchase Price”). The number of shares of Convertible Preferred Stock and Perpetual Preferred Stock being acquired by each Purchaser, and the portion of the Purchase Price payable therefore, in cash and in Tendered Company Debt, is set forth under such Purchaser’s name on the signature page hereto. For the avoidance of doubt, the Purchasers together shall purchase the Preferred Stock in a ratio of 2.46667 shares of Convertible Preferred

Stock to each 1.0 share of Perpetual Preferred Stock and 0.405405 shares of Perpetual Preferred Stock to each 1.0 share of Convertible Preferred Stock.
1.2. Closing.
     (a) The closing of the purchase and sale of the Convertible Preferred Stock and Perpetual Preferred Stock hereunder shall take place on July 25, 2008 (the “Closing Date”) at the offices of Dechert LLP, 1775 I Street, N.W., Washington, DC 20006 at 10:00 a.m., subject to the prior satisfaction or waiver of the conditions set forth in Section 4 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, time and/or date as shall be mutually agreed by the Company and the Purchasers.
     (b) At the Closing, the Company shall deliver to each Purchaser certificates representing the Convertible Preferred Stock and Perpetual Preferred Stock being purchased by such Purchaser, each registered in the name of such Purchaser or its nominee or designee in such amounts as such Purchaser shall specify to the Company prior to the Closing. Delivery of such certificates shall be made against receipt by the Company of the portion of the Purchase Price payable therefor in cash and, as applicable, Tendered Company Debt, as set forth on the signature pages hereto, which in the case of cash shall be paid by wire transfer to an account designated by the Company. At the Closing, each stock certificate evidencing the shares of Preferred Stock so delivered by the Company at the Closing will be duly registered in the applicable Purchaser’s name in the Company’s records.
1.3. Tax Characterization.
     The Purchasers and the Company agree that for income tax purposes (i) this Agreement shall constitute a “plan of reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder and (ii) the exchange of the Company’s indebtedness for the Convertible Preferred Stock shall constitute a reorganization of the Company under Section 368(a)(1)(E) of the Code.
2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company hereby represents and warrants to each Purchaser as of the date hereof and as of the Closing, as follows:
2.1. Organization, Qualification, Authorization.
     (A) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties, to transact the business it transacts, to execute and deliver this Agreement and the other Transaction Documents and to perform the provisions hereof and thereof (including without limitation, the issuance of the Preferred Stock and the adoption by the Company of each Certificate of Designations for the Preferred Stock). The

Company is duly qualified as a foreign corporation and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except where the failure to be so qualified individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect.
     (B) The execution, delivery and performance of this Agreement and the other Transaction Documents (including without limitation, the issuance of the Preferred Stock and the adoption by the Company of each Certificate of Designations for the Preferred Stock) are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company, including without limitation, the unanimous approval by the Special Committee. This Agreement and the other Transaction Documents, when executed and delivered by the Company, are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, preference or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The shares of Preferred Stock, when issued and delivered against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable. The Shares issuable upon conversion of the Convertible Preferred Stock, when issued, will be duly and validly issued, fully paid and nonassessable, and will have been issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. The shares of Preferred Stock, when issued, and the Common Stock issuable upon conversion of the Convertible Preferred Stock, when issued, will be free of any and all liens. The Company has reserved for issuance a sufficient number of shares of Common Stock initially issuable upon conversion of the Convertible Preferred Stock.
2.2. Material Contracts.
     All contracts (the “Material Contracts”) required to be filed by the Company under Item 601 of Regulation S-K of the Securities and Exchange Commission have been filed with the Securities and Exchange Commission. All Material Contracts are valid, binding and enforceable against Company and, to Company’s best knowledge, against the other parties thereto, in accordance with their respective terms and all Material Contracts are in full force and effect to the extent not terminated in accordance with their respective terms, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.3. Incorporation and Good Standing of Subsidiaries.
     Each Subsidiary is duly organized, validly existing and in good standing (to the extent such concepts are recognized in such jurisdictions) under the laws of the jurisdiction of its organization and is duly qualified as a foreign corporation and is in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except where the failure to be so qualified individually and in the aggregate could not reasonably be expected to have a Material Adverse Effect. Each Subsidiary has the corporate power and authority to (i) own or hold under lease the property it purports to own or lease, as the case may be, and (ii) operate its properties and to transact the business it transacts.
2.4. Compliance with Laws, Other Instruments, Etc.
     The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents (including without limitation, the issuance of the Preferred Stock and the adoption by the Company of each Certificate of Designations for the Preferred Stock) does not and will not: (A) violate any provision of the Certificate of Incorporation or by-laws (or comparable organizational document) of the Company or any Subsidiary; (B) result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Company or any Subsidiary under any agreement or instrument to which the Company or any Subsidiary is a party or by which their respective properties may be bound or affected; (C) result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any Material Contract; or (D) violate any Order, law, statute, rule or regulation of any Governmental Body applicable to the Company or any Subsidiary, except, in each case above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.5. Governmental Authorizations, Etc.
     No consent, approval or authorization of, or registration or filing with, any Governmental Body or any other Person is required to be obtained by the Company in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents (including without limitation, the issuance of the Preferred Stock and the adoption by the Company of each Certificate of Designations for the Preferred Stock), except for the filings of the Certificates of Designation with the Secretary of State of the State of Delaware or any required filing under the Exchange Act or the Securities Act and except where failure to obtain such consent, approval or authorization or make such registration or filing would not reasonably be expected to have a Material Adverse Effect.
2.6. Litigation; Observance of Statutes, Regulations and Orders.
     Except as disclosed in the SEC Reports, there are no actions, suits or proceedings (including counterclaims) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any property of the Company or any Subsidiary, in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits or proceedings which could not be reasonably expected to have a Material Adverse Effect.
     Neither the Company nor any Subsidiary is in violation of any Order, statute, rule or regulation of any Governmental Body, except for defaults or violations which, in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

2.7. Taxes.
     The Company and its Subsidiaries have filed all material tax returns required to have been filed by the Company with respect to each taxable period within the last six years in all jurisdictions in which such returns are required to have been filed by them and have paid all taxes, assessments, fees and governmental charges due and payable with respect to such returns to the extent the same have become due and payable and before they have become delinquent, other than those being contested in good faith by appropriate means and with respect to which the Company or a Subsidiary, as the case may be, has set aside on its books adequate reserves in conformity with GAAP or nonpayment of which could not be reasonably expected to have a Material Adverse Effect.
2.8. Investment Company Act and Holding Company Status, Etc.
     Neither the Company nor any Subsidiary is required to register as an investment company under the Investment Company Act of 1940, as amended.
2.9. Offering of Convertible Preferred Stock and Perpetual Preferred Stock.
     (A) Subject to the accuracy of the Purchasers’ representations and warranties in Section 3 hereof, the offer, sale and issuance of the shares of Preferred Stock and the Common Stock issuable upon conversion of the Convertible Preferred Stock constitute transactions exempt from the registration requirements of the Securities Act and the qualification or registration requirements of any applicable state securities laws and will be effected in compliance therewith. Neither the Company nor any authorized agent acting on its behalf (i) will knowingly take any action hereafter that would cause the loss of such exemptions and (ii) has or will sell, offer to sell or solicit offers to buy any such security or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to bring the issuance and sale of the Securities under the registration provisions of the Securities Act or any applicable state securities laws.
     (B) The Company intends to make an offering of up to 27,750 shares of the Convertible Preferred Stock and up to 11,250 shares of the Perpetual Preferred Stock (together as a stapled unit of 2.46667 shares of Convertible Preferred Stock for each 1.0 share of Perpetual Preferred Stock and 0.405405 shares of Perpetual Preferred Stock for each 1.0 share of Convertible Preferred Stock) to certain other stockholders of the Company subsequent to the closing of the transaction contemplated by this Agreement. Neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has taken any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Convertible Preferred Stock or Perpetual Preferred Stock) which might reasonably be expected to subject the offering, issuance or sale of the shares of Preferred Stock being offered under this Agreement to the registration requirements of Section 5 of the Securities Act. Notwithstanding anything herein to the contrary, the Company shall have no obligation to make any such offering to such other stockholders and may choose in its sole and absolute discretion not to do so.
2.10. Capitalization.
     (A) On the date hereof and immediately prior to giving effect to the transactions contemplated hereby, the authorized capital stock of the Company consists of 1,200,000,000 shares which consists of: (i) 1,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and (ii) 200,000,000 shares of undesignated preferred stock, par value$0.01 per share (the “Undesignated Preferred Stock”).
     (B) On the date hereof and immediately prior to giving effect to the transactions contemplated hereby, the issued and outstanding capital stock of the Company consists of 182,075,035 shares of Common Stock and 4,000,000 shares of 6% Class A Convertible Preferred Stock, par value $0.01 per share (the “6% Preferred Stock”). Immediately following the issuance of the Preferred Stock to the Purchasers as contemplated hereby, the authorized capital stock of the Company shall consist of (A) 1,000,000,000 shares of Common Stock, and (B) 200,000,000 shares of Undesignated Preferred Stock. Immediately following the issuance of the Preferred Stock to the Purchasers as contemplated hereby, the issued and outstanding capital stock of the Company shall consist of (A) 182,075,035 shares of Common Stock, (B) 4,000,000 shares of 6% Preferred Stock, (C) 555,000 shares of Convertible Preferred Stock and (D) 225,000 shares of Perpetual Preferred Stock. All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom (and no stockholder has a right of rescission or damages with respect thereto).
     (C) Except as set forth on Schedule 2.10(C) hereto, on the Closing Date after giving effect to the issuance of the Preferred Stock to the Purchasers as contemplated hereby, there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion, exercise or exchange of any security of the Company nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of Common Stock or any other equity security of the Company nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares of Capital Stock. No stockholder of the Company is entitled to any preemptive rights, rights of first refusal or similar rights to subscribe for shares of capital stock of the Company. Except as set forth on Schedule 2.10(C) hereto, the Company is not a party to any agreements, understandings, trusts or other collaborative arrangements concerning the voting or transfer of the capital stock of the Company. The Company does not have outstanding, and has no obligation to grant or issue, any “phantom stock” or other right measured by the profits, revenues or results of operations of the Company or any portion thereof, or any similar rights. The Company has not declared any dividends or distributions that remain unpaid. Schedule 2.10(C) hereto accurately sets forth as of the Closing Date after giving effect to the issuance of the Preferred Stock to the Purchasers as contemplated hereby any and all options, warrants and/or other securities of the Company for which shares of Common Stock or any other equity security of the Company are issuable upon conversion, exercise or exchange therefor, including the number of shares of Common Stock or other equity security underlying such options, warrants and/or other securities and the applicable conversion or exercise price therefor.
2.11. Fairness Opinion.
     The Special Committee, on behalf of the Company, has received the written opinions (or oral opinions to be confirmed in writing) of the fairness to the Company, from a financial point of view, of the consideration received from the sale of each of the Convertible Preferred Stock and Perpetual Preferred Stock, based on the principal economic terms of the Convertible Preferred Stock and Perpetual Preferred Stock, respectively, from its independent financial advisor, Cowen and Company, LLC.
3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.
     Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as of the date hereof and as of the Closing, as follows:
     (a) Acquisition for Investment. Such Purchaser is acquiring the Convertible Preferred Stock and Perpetual Preferred Stock, for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.
     (b) Restricted Securities. Such Purchaser understands that (i) the Convertible Preferred Stock, Perpetual Preferred Stock and the Shares have not been registered under the Securities Act or any state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the Convertible Preferred Stock, any Shares issued upon conversion thereof, and the Perpetual Preferred Stock may not be sold or otherwise disposed of unless such sale or disposition is registered under the Securities Act and applicable state securities laws or such sale or other disposition is exempt from registration thereunder.
     (c) Accredited Investor. Such Purchaser is an “accredited investor” (as defined in Rule 501(a) under the Securities Act). Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Convertible Preferred Stock and Perpetual Preferred Stock and is capable of bearing the economic risks of such investment.
     (d) General. Such Purchaser understands that the Convertible Preferred Stock and Perpetual Preferred Stock are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Convertible Preferred Stock and Perpetual Preferred Stock. Such Purchaser understands that no federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Convertible Preferred Stock and Perpetual Preferred Stock.
     (e) General Solicitation. Such Purchaser is not purchasing the Convertible Preferred Stock or Perpetual Preferred Stock as a result of any advertisement, article, notice or other communication regarding the Convertible Preferred Stock or Perpetual Preferred Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
     (f) Authorization. Such Purchaser is a corporation or other legal entity duly incorporated or formed, as applicable, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the provisions hereof and thereof. To the extent such Purchaser holds any of the Tendered Company Debt, such Purchaser owns such Tendered Company Debt free and clear of all liens, charges and other encumbrances of any kind, and such Purchaser has not assigned any rights to such Tendered Company Debt to any third party (other than the Company pursuant to this Agreement). The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate or other action on the part of such Purchaser. This Agreement, when executed and delivered by such Purchaser, is a legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, preference or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4. CONDITIONS OF CLOSING:
4.1. Conditions to Obligations of the Purchasers.
          The obligations of the Purchasers to consummate the transactions contemplated by this Agreement are subject to fulfillment or waiver, at or before the Closing Date, of the following conditions:
          (a) The representations and warranties made by the Company in this Agreement shall have been true when made and shall be true on and as of the Closing Date as if made on and as of the Closing Date;
          (b) The Company shall have performed all agreements to be performed by it under this Agreement on or before the Closing Date;
          (c) The Company shall have delivered to Purchasers an officer’s certificate, dated the Closing Date, certifying to the satisfaction of the conditions set forth in clauses (a) and (b) of this Section 4.1;

     (d) The Company shall have executed and delivered a Registration Rights Agreement in the form of Exhibit D hereto (the “Registration Rights Agreement”), and the Registration Rights Agreement shall be in full force and effect;
     (e) The Company shall have filed Certificates of Designation in the form of Exhibits A and B (the “Certificates of Designation”) with the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware and such Certificates of Designation shall be in full force and effect;
     (f) The Shares shall have been duly authorized and reserved for issuance; and
     (g) The Purchasers shall have received opinions of one or more counsel to the Company, with respect to the matters set forth in Exhibit C, in form and substance reasonably satisfactory to the Purchasers.
     (h) The Purchasers shall have received copies of the summary minutes of the Special Committee and the Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents certified as of the Closing Date by their respective secretary or assistant secretary as being in full force and effect without modification or amendment.
     (i) The Company shall have made or obtained, as applicable, all consents, approval orders, authorizations, registrations, qualifications, designations, declarations, filings and consents of any Persons, in each case that are necessary in connection with the transactions contemplated by this Agreement and the other Transaction Documents, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Purchasers.
     (j) At the Closing, the sale and issuance by the Company, and the purchase by the Purchasers, of the shares of Preferred Stock to be issued thereat and the issuance by the Company of the Shares underlying the Convertible Preferred Stock shall be legally permitted by all applicable laws to which any Purchaser or the Company are subject, and there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by any Governmental Authority directing that the transactions provided for herein or in any other Transaction Document not be consummated as provided herein and therein.
4.2. Conditions to Obligations of the Company.
     The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to fulfillment or waiver, at or before the Closing Date, of the following conditions:
     (a) The Board of Directors and the Special Committee, on behalf of the Company, shall have received the written opinions (or oral opinions to be confirmed in writing) of the fairness to the Company, from a financial point of view, of the consideration received from the sale of each of the Convertible Preferred Stock and Perpetual Preferred Stock, based on the principal economic terms of the Convertible Preferred Stock and Perpetual Preferred Stock, respectively, from its independent financial advisor, Cowen and Company, LLC, in such form as is acceptable to the Board of Directors and the Special Committee;
     (b) The Purchase Price, in the case of the cash portion of the Purchase Price, shall have been paid to the Company by wire transfer of immediately available funds to the account as specified in writing by the Company and, in the case of the Tendered Company Debt, all of the right, title and interest in the Tendered Company Debt shall have been assigned, transferred and delivered to the Company, free and clear of liens, charges and other encumbrances; and
     (c) Each Purchaser shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect.
     (d) At the Closing, the sale and issuance by the Company, and the purchase by the Purchasers, of the shares of Preferred Stock to be issued thereat shall be legally permitted by all applicable laws to which any Purchaser or the Company are subject, and there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by any Governmental Authority directing that the transactions provided for herein or in any other Transaction Document not be consummated as provided herein and therein.
5. DEFINITIONS.
5.1. Definitions.
     Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement and shall include the singular as well as the plural:
     “Affiliate” of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person.
     “Agreement” has the meaning specified in the recitals hereto.
     “Board of Directors” means the Board of Directors of the Company or any committee of directors lawfully exercising the relevant powers of said Board or Directors.
     “Certificates of Designation” has the meaning specified in Section 4.1.
     “Closing Date” has the meaning specified in Section 1.2.
     “Common Stock” means the Common Stock, par value $0.01 per share, of the Company.
     “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Convertible Preferred Stock” has the meaning specified in the recitals hereto.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
     “GAAP” means generally accepted accounting principles from time to time in effect in the United States.
     “Governmental Body” means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.
     “Material Adverse Effect” means a material adverse effect on (i) the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (ii) the ability of the Company to fully and timely perform its obligations under this Agreement or the other Transaction Documents and to consummate the transactions contemplated hereby and thereby; or (iii) the legality, validity, binding effect or enforceability against the Company of this Agreement and the other Transaction Documents.
     “Perpetual Preferred Stock” has the meaning specified in the recitals hereto.
     “Order” means any written order, writ, injunction, decree, judgment, award, penalty, determination, direction or demand.
     “Person” or “person” means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, a joint-stock company, an unincorporated organization and a government or any department or agency thereof.
     “Purchase Price” has the meaning specified in Section 1.1.
     “Purchaser” has the meaning specified in the recitals hereto.
     “Registration Rights Agreement” has the meaning specified in Section 4.1(d).
     “SEC Reports” means all annual reports, quarterly reports, proxy statements and other reports filed by the Company under the Exchange Act through the date hereof, each as filed with the SEC.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shares” means the shares of the Company’s Common Stock issuable upon conversion of the Convertible Preferred Stock.

     “Special Committee” means the existing Special Committee of the Company’s Board of Directors.
     “Subsidiary” of any Person means any corporation or other entity a majority of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by such Person and/or one or more of its Subsidiaries. Except as otherwise expressly indicated herein, references to Subsidiaries shall mean Subsidiaries of the Company.
     “Tendered Company Debt” has the meaning specified in Section 1.1.
     “Transaction Documents” means this Agreement, the Registration Rights Agreement, the Certificates of Designations and all other documents required to be delivered hereunder at Closing.
     “Voting Stock” means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.
6. MISCELLANEOUS.
6.1. Successors and Assigns; No Third-Party Beneficiaries.
     This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party hereto shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties hereto provided, however, that any Purchaser can assign its rights and obligations hereunder to any one or more of its Affiliates without the consent of any other party so long as such assignment could not reasonably be expected to have a material adverse effect on the ability of the applicable Purchaser to fully and timely perform its obligations under this Agreement or the other Transaction Documents and to consummate the transactions contemplated hereby and thereby; provided, that, in the event of any assignment to an Affiliate, the Purchaser shall continue to be bound by Section 6.4. Nothing contained in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns.
6.2. Fees and Expenses.
     Except as otherwise expressly provided in this Agreement or the other Transaction Documents, as applicable, all legal, accounting and other fees, costs and expenses of the parties hereto incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees, costs or expenses.

6.3. Notices.
     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:
(a)	If to the Purchasers, to:
Arnos Corp.
c/o Icahn Associates Corp.
767 Fifth Avenue, 47th Floor
New York, NY 10153
Attn: General Counsel
(b)	If to the Company, to:
XO Holdings, Inc.
13865 Sunrise Valley Drive
Herndon, Virginia 20171
Attn: General Counsel
or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 6.3 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 6.3.
6.4. Standstill.
     Each Purchaser agrees that neither it, nor any of its Affiliates, shall, directly or indirectly, consummate any transaction (including the conversion of the Convertible Preferred Stock or the 6% Preferred Stock into Common Stock, the exercise of warrants or options to purchase Common Stock or a merger pursuant Section 253 of the Delaware General Corporation Law), if as a result of such transaction, the Purchaser or such Affiliates would own at least 90% of the outstanding shares of each class of the Company’s capital stock, of which class there are outstanding shares, that absent the provisions of Section 253 of the Delaware General Corporation Law, would be entitled to vote on a merger of the Company with or into such Purchaser or Affiliate under the Delaware General Corporation Law, except solely as a result of (i) a tender offer for all of the outstanding shares of Common Stock by the Purchaser or its Affiliates wherein a majority of the outstanding shares of Common Stock not held by such Purchaser or its Affiliates are tendered or (ii) a merger or acquisition transaction by the Purchaser or its Affiliates that has been approved by a special committee of the Company’s Board of Directors comprised of disinterested directors in respect of such merger or acquisition wherein the Purchaser or its Affiliates acquire all of the outstanding Common Stock of the Company. This Section 6.4 shall immediately terminate and be of no further force or effect upon the consummation of a transaction pursuant to clause (i) or (ii) of this Section 6.4. For the avoidance of doubt, this Section 6.4 shall not affect or restrict increases in the liquidation preferences of any securities of the Company, including the Convertible Preferred Stock, as in effect on the date hereof.
6.5. Subsequent Offerings.
     The Company intends to make an offering of up to 27,750 shares of the Convertible Preferred Stock and up to 11,250 shares of the Perpetual Preferred Stock (together as a stapled unit of 2.46667 shares of Convertible Preferred Stock for each 1.0 share of Perpetual Preferred Stock and 0.405405 shares of Perpetual Preferred Stock for each 1.0 share of Convertible Preferred Stock) to certain other stockholders of the Company subsequent to the closing of the transactions contemplated by this Agreement. The Company agrees that such offering (i) will be effected pursuant to a private placement exempt from registration under the Securities Act, (ii) will commence as promptly as practicable following the Closing Date and (iii) will be consummated no later than 30 days following the Closing Date. Neither the Company nor, to the knowledge of the Company, any Person acting on its behalf will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Convertible Preferred Stock or Perpetual Preferred Stock) which might reasonably be expected to subject the offering, issuance or sale of the shares of Preferred Stock being offered under this Agreement to the registration requirements of Section 5 of the Securities Act. The Company hereby agrees that any offering of Preferred Stock shall be made as a “stapled” unit of 2.46667 shares of Convertible Preferred Stock for each 1.0 share of Perpetual Preferred Stock offered and 0.405405 shares of Perpetual Preferred Stock for each 1.0 share of Convertible Preferred Stock offered. For the avoidance of doubt, after any such issuance of Preferred Stock, the Convertible Preferred Stock and Perpetual Preferred Stock so issued will trade separately from each other and not as a “stapled” unit. Notwithstanding anything herein to the contrary, the Company shall have no obligation to make any such offering to such other stockholders and may choose in its sole and absolute discretion not to do so.
6.6. Reservation of Shares.
     The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Convertible Preferred Stock then outstanding.
6.7. Entire Agreement.
     This Agreement and the other Transaction Documents and the exhibits and schedules hereto and thereto, represent the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, schedules, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.
6.8. Waivers and Amendments.
     This Agreement may be amended, waived, modified or supplemented only by a written instrument executed by each of the parties hereto and in the case of a waiver, executed by the party hereto against whom enforcement of such waiver is sought; provided, that, Section 6.4 may only be amended with the approval by a special committee of the Company’s Board of Directors comprised of disinterested directors. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, unless such waiver specifically states that it is to be construed as a continuing waiver.
6.9. Governing Law.
     This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without regard to its conflict of laws provisions.
6.10. Severability.
     This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof; provided, however, that, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
6.11. Titles and Headings.
     The Section headings and any table of contents contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.
6.12. Signatures and Counterparts.
     Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission shall be the same as delivery of an original. At the request of either party, the parties will confirm facsimile transmission by signing a duplicate original document. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

6.13. Enforcement of the Agreement.
     The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.
6.14. Construction.
     This Agreement has been prepared by Dechert LLP, counsel to the Special Committee of Independent Directors, on behalf of the Company.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

XO HOLDINGS, INC.
By:	/s/ Carl J. Grivner
	Name:	Carl J. Grivner
	Title:	Chief Executive Officer

PURCHASERS

ARNOS CORP.

By:	/s/ Keith Cozza

Name:	Keith Cozza
Title:	Authorized Signatory
Shares of Convertible Preferred Stock
Purchased: 453,535
Purchase Price paid in Tendered
Company Debt: $349,292,615.53
Purchase Price paid
in Cash: $104,242,000

BARBERRY CORP.

By:	/s/ Keith Cozza

Name:	Keith Cozza
Title:	Treasurer
Shares of Convertible Preferred Stock
Purchased: 40,496
Purchase Price paid in Tendered
Company Debt: $40,496,391.33

HIGH RIVER LIMITED PARTNERSHIP
BY: Hopper Investments LLC, its general partner
BY: Barberry Corp., its sole member

By:	/s/ Keith Cozza

Name:	Keith Cozza
Title:	Treasurer
Shares of Convertible Preferred Stock
Purchased: 60,969
Purchase Price paid in Tendered
Company Debt: $60,969,008.13

ACF INDUSTRIES HOLDING CORP.

By:	/s/ Keith Cozza

Name:	Keith Cozza
Title:	Vice President
Shares of Perpetual Preferred Stock
Purchased: 225,000
Purchase Price paid
in Cash: $225,000,000